Exhibit 99.1

Cardlytics Announces Third Quarter 2018 Financial Results
Atlanta, GA – November 13, 2018 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced financial results for the third quarter ended September 30, 2018.
“We are excited to have begun rolling out Cardlytics Direct with Chase, which we expect to significantly increase our FI MAU base over the next few quarters, and further strengthen our ability to deliver impactful and profitable growth for marketers,” said Scott Grimes, CEO & Co-Founder of Cardlytics.
“Preparing for one of the most significant implementations in Cardlytics’ history, in terms of overall scale and complexity, has been the result of enormous effort,” said Lynne Laube, COO & Co-Founder of Cardlytics. “The investments we have made in 2018 to support greater than 150 million FI MAUs positions us well to generate accelerating and sustained long-term growth.”
Third Quarter 2018 Financial Results

•	Total revenue was $34.6 million, an increase of 10% year-over-year, compared to $31.4 million in the third quarter of 2017.

•	Cardlytics Direct revenue was $34.4 million, an increase of 14%, compared to $30.2 million in the third quarter of 2017.

•
GAAP net loss attributable to common stockholders was $(8.4) million, or $(0.40) per diluted share, based on 21.0 million weighted-average common shares outstanding, compared to a loss of $(2.8) million, or $(0.80) per diluted share, based on 3.5 million weighted-average common shares outstanding in the third quarter of 2017.

•
Non-GAAP net loss was $(3.1) million, or $(0.15) per diluted share, based on 21.0 million non-GAAP weighted-average common shares outstanding, compared to a loss of $(2.8) million, or $(0.20) per diluted share, based on 14.2 million non-GAAP weighted-average common shares outstanding in the third quarter of 2017.

•
Adjusted contribution, a non-GAAP metric, was $17.0 million compared to $17.2 million in the third quarter of 2017. During the third quarter of 2017, adjusted contribution included the impact of a non-cash gain totaling $3.0 million related to the reversal of an accrued expense for an expected shortfall in meeting a minimum FI Share commitment.

•
Adjusted EBITDA, a non-GAAP metric, was a loss of $(1.7) million compared to a gain of $0.1 million in the third quarter of 2017. During the third quarter of 2017, adjusted EBITDA included the impact of a non-cash gain totaling $3.0 million related to the reversal of an accrued expense for an expected shortfall in meeting a minimum FI Share commitment.

“Our third quarter core Cardlytics Direct growth reflects growth from new marketers, improved engagement enhancements with our banks, and year-over-year growth in FI MAUs,” said David Evans, CFO of Cardlytics. “Our third quarter 2018 ARPU was up 6% from the third quarter of 2017, reflecting continued momentum with our marketer base.”
Key Metrics

•	FI MAUs were 59.3 million, an increase of 7%, compared to 55.4 million in the third quarter of 2017.

•	ARPU was $0.58, an increase of 6%, compared to $0.55 in the third quarter of 2017.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”

2018 Financial Expectations
Cardlytics anticipates revenue and non-GAAP adjusted EBITDA to be in the following ranges for the periods indicated (in millions):

	Q4 2018	Full year 2018
Revenue	$43.0 - 45.0	$146.0 - 148.0
Non-GAAP adjusted EBITDA(1)	$(2.5) - (1.5)	$(9.4) - (8.4)
Estimated Non-GAAP weighted-average common shares outstanding, basic and diluted	21.4	20.1

(1)
With respect to our expectations above under the caption “2018 Financial Expectations,” a reconciliation of adjusted EBITDA to net loss on a forward looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure. We have provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release.

Earnings Teleconference Information
Cardlytics will discuss its third quarter 2018 financial results during a teleconference today, November 13, 2018, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 3495649. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on November 20, 2018 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 3495649. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with more than 2,000 financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the fourth quarter of 2018 and full year 2018, and the impact of the Chase roll-out on our business and the expected timing of such impact and roll-out. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on Bank of America, N.A. and a limited number of other financial institution (“FI”) partners; risks related to our ability to successfully implement Cardlytics Direct for Chase and Wells Fargo customers and maintain a relationship with Chase and Wells Fargo; the amount and timing of budgets by advertisers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing financial institutions and retailers, and develop and launch new services and features; our significant amount of debt, which may affect our ability to operate the business and secure additional financing in the future, and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on August 14, 2018 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP loss per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share as non-GAAP financial measures in this press release. We define adjusted contribution as our revenue less our FI Share and other third-party costs excluding a non-cash equity expense recognized in FI Share and amortization and impairment of deferred FI implementation costs. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency (gain) loss; loss on extinguishment of debt; costs associated with financing events; restructuring costs; amortization and impairment of deferred FI implementation costs; termination of U.K. agreement expense; and a non-cash equity expense recognized in FI Share. We define non-GAAP net loss as our net loss before stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency (gain) loss; loss on extinguishment of debt; costs associated with financing events; restructuring costs; termination of U.K. agreement expense and non-cash equity expense recognized in FI Share. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email from, our FI partners during a monthly period. We then calculate a monthly average of FI MAUs for the periods presented above. We define ARPU, as the total GAAP Cardlytics Direct revenue generated in the applicable period, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$47,812	$21,262
Restricted cash	20,000	—
Accounts receivable, net	36,822	48,348
Other receivables	3,530	2,898
Prepaid expenses and other assets	3,686	2,121
Total current assets	$111,850	$74,629
Long-term assets:
Property and equipment, net	9,273	7,319
Intangible assets, net	365	528
Capitalized software development costs, net	1,278	433
Deferred FI implementation costs, net	14,203	13,625
Other long-term assets, net	1,104	4,224
Total assets	$138,073	$100,758
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$2,437	$1,554
Accrued liabilities:
Accrued compensation	5,487	4,638
Accrued expenses	3,537	4,615
FI Share liability	20,185	23,914
Consumer Incentive liability	4,830	7,242
Deferred billings	250	132
Current portion of long-term debt	21	44
Total current liabilities	$36,747	$42,139
Long-term liabilities:
Deferred liabilities	$3,305	$3,670
Long-term warrant liability	—	10,230
Long-term debt, net of current portion	46,794	56,968
Total liabilities	$86,846	$113,007
Total redeemable convertible preferred stock	$—	$196,437
Stockholders’ (deficit) equity:
Common stock	$7	$—
Additional paid-in capital	359,501	58,693
Accumulated other comprehensive income	1,640	1,066
Accumulated deficit	(309,921)	(268,445)
Total stockholders’ (deficit) equity	51,227	(208,686)
Total liabilities and stockholders’ (deficit) equity	$138,073	$100,758

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$34,582	$31,406	$102,865	$91,099
Costs and expenses:
FI Share and other third-party costs	17,982	14,529	59,149	50,886
Delivery costs	3,007	1,646	7,509	5,095
Sales and marketing expense	9,452	8,302	27,915	23,454
Research and development expense	4,097	3,421	12,444	9,527
General and administration expense	7,925	5,276	23,486	14,738
Depreciation and amortization expense	777	771	2,471	2,303
Total costs and expenses	43,240	33,945	132,974	106,003
Operating loss	(8,658)	(2,539)	(30,109)	(14,904)
Other income (expense):
Interest expense, net	(254)	(1,763)	(2,995)	(6,427)
Change in fair value of warrant liabilities, net	801	1,381	(6,760)	(412)
Change in fair value of convertible promissory notes	—	—	—	(1,244)
Change in fair value of convertible promissory notes—related parties	—	—	—	6,213
Other income (expense), net	(257)	447	(1,612)	1,189
Total other income (expense)	290	65	(11,367)	(681)
Loss before income taxes	(8,368)	(2,474)	(41,476)	(15,585)
Income tax benefit	—	—	—	—
Net loss	$(8,368)	$(2,474)	$(41,476)	$(15,585)
Adjustments to the carrying value of redeemable convertible preferred stock	—	(350)	(157)	(5,383)
Net loss attributable to common stockholders	$(8,368)	$(2,824)	$(41,633)	$(20,968)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.80)	$(2.29)	$(6.68)
Weighted-average common shares outstanding, basic and diluted	20,970	3,542	18,150	3,140

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Delivery costs	$203	$62	$471	$146
Sales and marketing expense	1,939	524	5,550	1,390
Research and development expense	915	281	3,141	691
General and administration expense	2,666	615	7,806	1,480
Total stock-based compensation expense	$5,723	$1,482	$16,968	$3,707

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(41,476)	$(15,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,471	2,303
Amortization of financing costs charged to interest expense	255	421
Accretion of debt discount and non-cash interest expense	2,326	5,434
Stock-based compensation	16,968	3,707
Change in the fair value of warrant liabilities, net	6,760	412
Change in the fair value of convertible promissory notes	—	1,244
Change in the fair value of convertible promissory notes - related parties	—	(6,213)
Other non-cash (income) expense, net	4,136	(1,069)
Amortization of deferred FI implementation costs	1,136	1,110
Settlement of paid in kind interest	(8,353)	—
Change in operating assets and liabilities:
Accounts receivable	10,883	3,256
Prepaid expenses and other assets	(1,797)	(1,092)
Deferred FI implementation costs	(5,750)	(6,650)
Recovery of deferred FI implementation costs	4,036	3,137
Accounts payable	221	(991)
Other accrued expenses	24	(333)
FI Share liability	(3,728)	(5,153)
Customer Incentive liability	(2,412)	(509)
Net cash used in operating activities	$(14,300)	$(16,571)
Investing activities
Acquisition of property and equipment	(3,190)	(971)
Acquisition of patents	(14)	(52)
Capitalized software development costs	(981)	(76)
Net cash used in investing activities	$(4,185)	$(1,099)
Financing activities
Proceeds from issuance of debt	47,435	12,500
Principal payments of debt	(52,475)	(74)
Proceeds from issuance of common stock	72,179	597
Proceeds from issuance of Series G preferred stock	—	11,940
Equity issuance costs	(1,949)	(2,190)
Debt issuance costs	(48)	(142)
Net cash from financing activities	$65,142	$22,631
Effect of exchange rates on cash, cash equivalents and restricted cash	(107)	257
Net increase in cash, cash equivalents, and restricted cash	46,550	5,218
Cash, cash equivalents, and restricted cash — Beginning of period	21,262	22,968
Cash, cash equivalents, and restricted cash — End of period	$67,812	$28,186

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP ADJUSTED CONTRIBUTION (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$34,582	$31,406	$102,865	$91,099
Minus:
FI Share and other third-party costs(1)	17,604	14,164	55,494	49,776
Adjusted contribution(2)(3)	$16,978	$17,242	$47,371	$41,323

(1)
FI Share and other third-party costs presented above excludes a non-cash equity expense included in FI Share and amortization and impairment of deferred FI implementation costs, which are detailed below in our reconciliation of U.S. GAAP net loss to non-GAAP adjusted EBITDA.

(2)
Adjusted contribution includes the impact of a non-cash gain totaling $3.0 million during the three months ended September 30, 2017 related to the reversal of an accrued expense for an expected shortfall in meeting a minimum FI Share commitment. There was no impact to the nine months ended September 30, 2017 and there was no corresponding accrued expense during the three and nine months ended September 30, 2018.

(3)
Adjusted contribution includes the impact of a $0.8 million gain during the three and nine months ended September 30, 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(8,368)	$(2,474)	$(41,476)	$(15,585)
Plus:
Interest expense, net	254	1,763	2,995	6,427
Depreciation and amortization expense	777	771	2,471	2,303
Stock-based compensation expense	5,723	1,482	16,968	3,707
Non-cash equity expense included in FI Share(1)	—	—	2,519	—
Change in fair value of warrant liabilities	(801)	(1,381)	6,760	412
Change in fair value of convertible promissory notes	—	—	—	(4,969)
Foreign currency (gain) loss	256	(455)	682	(1,199)
Loss on extinguishment of debt	—	—	924	—
Costs associated with financing events	118	—	118	129
Amortization and impairment of deferred FI implementation costs(1)	378	365	1,136	1,110
Adjusted EBITDA(2)(3)	$(1,663)	$71	$(6,903)	$(7,665)

(1)
Non-cash equity expense included in FI Share and amortization and impairment of deferred FI implementation costs are excluded from FI Share and other third party costs, which is shown above in our reconciliation of U.S. GAAP revenue to non-GAAP adjusted contribution.

(2)
Adjusted EBITDA includes the impact of a non-cash gain totaling $3.0 million during the three months ended September 30, 2017 related to the reversal of an accrued expense for an expected shortfall in meeting a minimum FI Share commitment. There was no impact to the nine months ended September 30, 2017 and there was no corresponding accrued expense during the three and nine months ended September 30, 2018.

(3)
Adjusted EBITDA includes the impact of a $0.8 million gain during the three and nine months ended September 30, 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (UNAUDITED)
(Amounts in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(8,368)	$(2,474)	$(41,476)	$(15,585)
Plus:
Stock-based compensation expense	5,723	1,482	16,968	3,707
Non-cash equity expense included in FI Share	—	—	2,519	—
Change in fair value of warrant liabilities	(801)	(1,381)	6,760	412
Change in fair value of convertible promissory notes	—	—	—	(4,969)
Foreign currency (gain) loss	256	(455)	682	(1,199)
Loss on extinguishment of debt	—	—	924	—
Costs associated with financing events	118	—	118	129
Non-GAAP net loss	$(3,072)	$(2,828)	$(13,505)	$(17,505)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	20,970	3,542	18,150	3,140
Weighted-average preferred shares, assuming conversion	—	10,643	1,481	9,903
Non-GAAP weighted-average common shares outstanding, diluted	20,970	14,185	19,631	13,043
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.15)	$(0.20)	$(0.69)	$(1.34)

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com